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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 filed by Waste Management, Inc. of our report dated March 27, 2000 included in Waste Management, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and to our report dated June 28, 2000 included in the Waste Management Retirement Saving Plan's Annual Report on Form 11-K for the year ended December 31, 1999.



ARTHUR ANDERSEN LLP

Houston, Texas
August 31, 2000